Exhibit 5.1

DLA Piper LLP (US)
4365 Executive Drive
San Diego, California 92121-2133
T 858.677.1400
F 858.677.1401
May 10, 2016
Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA 92121
Ladies and Gentlemen:
We have acted as counsel to Cytori Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (File No. 333-210628) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the Company's registration of:
(i)
13,310,740 non-transferable subscription rights (the "Rights") to be distributed by the Company without consideration in connection with a rights offering (the "Rights Offering") to holders of record of common stock, $0.001 par value per share, of the Company (the "Common Stock");

(ii)
up to 5,000,000 units (the "Units") issuable upon exercise of the Rights, each Unit entitling the holder thereof to purchase one share of Common Stock and 0.5 of a warrant (each, a "Warrant," and collectively, the "Warrants") with each whole Warrant representing the right to purchase one share of Common Stock;

(iii)	up to 5,000,000 shares of Common Stock, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (the "Shares"), underlying the Units;
(iv)	the Warrants; and
(v)
up to 2,500,000 shares of Common Stock, all of which are authorized but heretofore unissued shares to be offered and sold by the Company, issuable upon exercise of the Warrants (the "Warrant Shares" and together with the Rights, the Units, the Shares and the Warrant, the "Securities")).

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so;  (v) the certificates representing the Securities will be duly executed and delivered; and (vi) the Company will have reserved from its authorized but unissued and unreserved shares of Common Stock a number sufficient to issue all Shares and Warrant Shares and notwithstanding such reservation, the issuance of any Shares or Warrant Shares will not exceed the number of then-authorized shares of Common Stock.
We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:
1.
The Rights have been duly authorized and, when duly executed and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of materiality, reasonableness, good faith and fair dealing.

2.	The Units have been duly authorized and, if issued upon exercise of the Rights in accordance with the terms of the Rights, will be validly issued.
3.
The Shares have been duly authorized and, if issued upon exercise of the Rights against payment therefor in accordance with the terms of the Rights, would be validly issued, fully paid and nonassessable.

4.
The Warrants have been duly authorized and, if issued upon exercise of the Rights in accordance with the terms of the Rights, and when duly executed and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of materiality, reasonableness, good faith and fair dealing.

5.
The Warrant Shares have been duly authorized and, if duly issued and sold against the payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)